                                                                    Exhibit 3.22
                                                                    ------------
                                    BY-LAWS

                                       OF

                        FALCONITE REBUILD CENTER,  INC.

                               TABLE OF CONTENTS
                                                                            Page
                                                                            ----


ARTICLE I  OFFICES............................................................ 4

ARTICLE II  Stockholders...................................................... 4
       Section 2.01  Annual Meeting
       Section 2.02  Special Meeting.......................................... 4
       Section 2.03  Place of Meeting......................................... 4
       Section 2.04  Notice of Meeting........................................ 4
       Section 2.05  Meetings, How Convened................................... 5
       Section 2.06  Fixing Date of Record.................................... 5
       Section 2.07  Quorum................................................... 5
       Section 2.08  Proxies.................................................. 6
       Section 2.09  Voting of Shares......................................... 6
       Section 2.10  Voting of Shares by Certain Holders...................... 6
       Section 2.11  Stockholder Action Without a Meeting..................... 7

ARTICLE III  BOARD OF DIRECTORS............................................... 7
       Section 3.01  General Powers........................................... 7
       Section 3.02  Number, Term and Qualifications.......................... 7
       Section 3.03  Regular Meetings......................................... 7
       Section 3.04  Special Meetings......................................... 7
       Section 3.05  Notice................................................... 7
       Section 3.06  Quorum; Participation by Telephone....................... 8
       Section 3.07  Manner of Acting......................................... 8
       Section 3.08  Action Without a Meeting................................. 8
       Section 3.09  Vacancies................................................ 8
       Section 3.10  Compensation............................................. 8
       Section 3.11  Committees............................................... 8

ARTICLE IV  OFFICERS.......................................................... 9
       Section 4.01  Number................................................... 9
       Section 4.02  Election and Term of Office.............................. 9
       Section 4.03  Removal.................................................. 9
       Section 4.04  Resignations............................................. 9
       Section 4.05  Vacancies................................................ 9
       Section 4.06  President................................................ 9
       Section 4.07  Vice President(s)........................................10
       Section 4.08  Secretary................................................10
       Section 4.09  Treasurer................................................10
       Section 4.10   Salaries................................................10


ARTICLE V  CONTRACTS, LOANS, CHECKS AND DEPOSITS..............................11
     Section 5.01 Contracts...................................................11
     Section 5.02 Loans.......................................................11
     Section 5.03 Checks, Drafts, etc.........................................11
     Section 5.04 Deposits....................................................11

ARTICLE VI CERTIFICATES FOR SHARES AND THEIR TRANSFER.........................11
     Section 6.01 Certificates for Shares.....................................11

ARTICLE VII  FISCAL YEAR......................................................12

ARTICLE VIII  FINANCIAL INTEREST OF CORPORATE
     OFFICERS; EFFECT ON CONTRACTS............................................12

ARTICLE X AMENDMENTS..........................................................13

                                    BY-LAWS

                                       OF

                         FALCONITE REBUILD CENTER, INC.

                               ARTICLE I  OFFICES
                               ------------------

          The principal office of the Corporation in the Commonwealth of Kentucky shall be located at 2525 Wayne Sullivan Drive, Paducah, Kentucky 42003. The corporation may have such other office(s), either within or without the Commonwealth of Kentucky, as the Board of Directors may designate or as the business of the corporation may require from time to time.

          The registered office of the Corporation required by the Kentucky Business Corporation Act, as amended, to be maintained in the commonwealth of Kentucky may be, but need not be, identical with its principal office in the Commonwealth of Kentucky, and the address of the registered office may be changed from time to time by the Board of Directors.

                            ARTICLE II  Stockholders
                            ------------------------

          Section 2.01 Annual Meeting. The annual meeting of the stockholder be held on the last Tuesday in the month of March, in each year, beginning with the year 1997, at the hour of 10:00 A.M., or at such other date or time as shall be designated by resolution of the Board of Directors, for the purpose of electing directors and for the transaction of such other business as may come before the meeting.

          Section 2.02 Special Meeting. A special meeting of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the President, by the Board of Directors, or by the holders of not less than one-third of all the outstanding shares of the Corporation entitled to vote at such meeting.

          Section 2.03 Place of Meeting. The Board of Directors may designate any place, either within or without the Commonwealth of Kentucky, as the place of meeting for any annual or special meeting of the stockholders.

          Section 2.04 Notice of Meeting. Unless a different manner of giving notice is prescribed by statute, written or printed notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall, unless otherwise allowed or prescribed by statute, be delivered not less than ten (10) nor more than sixty
(60) days before the date of the meeting, either personally or by mail, by or at the direction of the President, or the Secretary, or the persons calling the meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the Stockholder at his or her address as it appears on the records of the Corporation, with postage thereon prepaid.

          Section 2.05 Meetings, How Convened. Every meeting, for whatever purpose, of the stockholders of the Corporation shall be convened by its President, Secretary or other officer, or any of the persons calling the meeting by notice given as herein provided.

          Section 2.06   Fixing Date of Record.

          (a) In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) or less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action.

          (b) If no record date is fixed:

               (i) The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

               (ii) The record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent is expressed.

               (iii) The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

          (c) A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

          Section 2.07 Quorum. Unless a greater portion shall be required by statute for a specified action, a majority of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at any meeting of stockholders. If less than a quorum is present, those present may adjourn the meeting until a specified date, not longer than ninety (90) days after such adjournment, and no notice need be given of such adjournment to stockholders not present at the meeting. Every decision of a majority of such quorum shall be valid as a corporate act unless a different vote is required by law, the Certificate of Incorporation or the By-Laws of the Corporation.

          Section 2.08 Proxies. At all meetings of stockholders, a Stockholder may vote in person or by proxy executed in writing by the Stockholder or by the Stockholder's duly authorized attorney in fact. Such proxy shall be filed with the meeting. No proxy shall be valid after three (3) years from the date of its execution, unless otherwise provided in the proxy. A duly executed proxy shall be irrevocable only if it states that it is irrevocable and if, and only so long as, it is coupled with an interest sufficient in law to support an irrevocable power of attorney. The interest with which it is coupled need not be an interest in the shares themselves. If any instrument of proxy designates two or more persons to act as proxy, in the absence of any provisions in the proxy to the contrary, the persons designated may represent and vote the shares in accordance with the vote or consent of the majority of the persons named as proxies. If only one such proxy is present, the proxy may vote all of the shares, and all the shares standing in the name of the principal or principals for whom such proxy acts shall be deemed represented for the purpose of obtaining a quorum. The foregoing provisions shall apply to the voting of shares by proxies for any two or more personal representatives, trustees or other fiduciaries, unless an instrument or order of court appointing them otherwise directs.

          Section 2.09 Voting of Shares. Subject to the provisions of law and the Certificate of Incorporation, each outstanding share entitled to vote shall be entitled to one vote upon each matter submitted to a vote at a meeting of the stockholders.

          Section 2.10 Voting of Shares by Certain Holders. Shares standing in the name of another corporation may be voted by such officer, agent or proxy as the by-laws of such corporation may prescribe, or, in the absence of such provision, as the Board of Directors of such corporation may determine.

          Shares standing in the name of a deceased person may be voted by his or her personal representative, either in person or by proxy. Shares standing in the name of a conservator or trustee may be voted by such fiduciary, either in person or by proxy, but no conservator or trustee shall be entitled, as a fiduciary to vote shares held by him or her without a transfer of such shares into his or her name.

          Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his or her name if authority so to do be contained in an appropriate order of the court by which such receiver was appointed.

          A Stockholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

          Neither shares of its own stock held by the Corporation, nor those held by another corporation if a majority of the shares entitled to vote for the election of directors of such other corporation are owned beneficially and of record (and not in trust) by this Corporation, shall be voted at any meeting or counted in determining the total number of outstanding shares at any given time.

          Section 2.11 Stockholder Action Without a Meeting. Any action required to be taken at a meeting of the stockholders, or any action which may be taken at a meeting of the stockholders, may be taken without a meeting if consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted; provided that each consent shall bear the date of signature of each Stockholder and no written consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the earliest dated consent, written consents signed by a sufficient number of holders to take action are delivered in the manner provided by law to the corporation or the officer of the corporation having custody of the corporate minute book. Such consents shall have the same force and effect as a unanimous vote of the stockholders at a meeting duly held. The Secretary of the corporation shall file such consents with the minutes of the meetings of the stockholders.

                        ARTICLE III  BOARD OF DIRECTORS
                        -------------------------------

          Section 3.01 General Powers. The business and affairs of the Corporation shall be managed by its Board of Directors.

          Section 3.02 Number, Term and Qualifications. The number of directors shall be three (3), as fixed from time to time by the Board of Directors or stockholders. Each director shall hold office until the next annual meeting of stockholders or until his successor is elected.

          Section 3.03 Regular Meetings. A regular meeting of the Board of Directors shall be held without other notice than this By-Law immediately after, and at the same place as, the annual meeting of stockholders. The Board of Directors may provide, by resolution, the time and place, either within or without the Commonwealth of Kentucky, for the holding of additional regular meetings without other notice than such resolution.

          Section 3.04 Special Meetings. A special meeting of the Board of Directors may be called by, or at the request of, the President or any two directors. The person or persons authorized to call such special meeting of the Board of Directors may fix any time and place, either within or without the Commonwealth of Kentucky, as the time and place for holding such special meeting.

          Section 3.05 Notice. Notice of any special meeting shall be delivered at least three (3) days prior thereto by written notice delivered personally or left at or mailed to each director at his or her business or residence address, or by telegram, if mailed, such notice shall be deemed to be delivered when deposited in the United States mail, so addressed, with postage thereon paid. If notice be given by telegram, such notice shall be deemed to be delivered when the text of the telegram is delivered to the telegraph company. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

          Section 3.06 Quorum; Participation by Telephone. A majority of the full Board of Directors shall constitute a quorum for the transaction of business, but if less than a majority are present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice. Members of the Board of Directors may participate in a meeting of the Board of Directors, whether regular or special, by means of conference telephone or similar communications equipment whereby all persons participating in the meeting can hear each other, and participation in a meeting in this manner shall constitute presence in person at the meeting.

          Section 3.07 Manner of Acting. The act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless the act of a different number is required by statute, the Certificate of Incorporation or these By-Laws.

          Section 3.08 Action Without a Meeting. Any action that may be taken at a meeting of the Board of Directors or of a committee of directors may be taken without a meeting if consents in writing, setting forth the action so taken, are signed by all of the members of the Board of Directors or of the committee, as the case may be. Such written consents shall be filed by the Secretary with the minutes of the proceedings of the Board of Directors or of the committee, as the case may be, and shall have the same force and effect as a unanimous vote at a meeting duly held.

          Section 3.09 Vacancies. In case of the death, removal, disqualification, incapacity or resignation of one (1) or more of the directors, or in the case of a newly created directorship resulting from any increase in the number of directors to constitute the Board of Directors, a majority of the directors then in office, although less than a quorum, or the sole remaining director, may fill the vacancy or vacancies until the next election of directors by the stockholders.

          Section 3.10 Compensation. By resolution of the Board of Directors, each director may be paid his or her expenses, if any, of the attendance at each meeting of the Board of Directors, and may be paid a stated salary as director or a fixed sum for attendance at each meeting of the Board of Directors or both. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefore.

          Section 3.11 Committees. The Board of Directors, by resolution adopted by a majority of the Board, may designate two (2) or more directors to constitute (a) an executive committee, which committee shall have and exercise all of the authority of the Board of Directors in the management of the Corporation, or (b) any other committee which shall have the name, purpose, power and authority delegated to it by such resolution.

                              ARTICLE IV  OFFICERS
                              --------------------

          Section 4.01 Number. The officers of the Corporation shall be the President and a Secretary, each of whom shall be elected by the Board of Directors. Such other officers (including one or more Vice Presidents and a Treasurer) and assistant officers as may be deemed necessary may be elected or appointed by the Board of Directors Any two (2) or more offices may be held by the same person.

          Section 4.02 Election and Term of Office. The officers of the Corporation to be elected by the Board of Directors shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after the first annual meeting of the stockholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be arranged. Each officer shall hold office until his or her successor shall have been duly elected and shall have qualified or until his or her death or until he or she shall resign or shall have been removed in the manner hereinafter provided.

          Section 4.03 Removal. Any officer, agent, or other employee elected or appointed by the Board of Directors may be removed by the Board of Directors, with or without cause, whenever in its judgment the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed, Election or appointment of an officer or agent shall not of itself create contract rights.

          Section 4.04 Resignations. Any officer may resign at any time by giving written notice to the Board of Directors, the President or the Secretary of the Corporation. Any written notice delivered in person to the President or the Secretary shall be effective upon delivery unless otherwise provided therein. Written notice may be delivered by certified or registered mail, with postage thereon prepaid and a return receipt requested. Such resignation shall take effect on the date of the receipt of such notice which date of receipt shall be deemed to be the. date indicated upon the registered or certified mail return receipt, or at any later time specified therein. Unless otherwise specified herein, the acceptance of such resignation shall be not necessary to make it effective.

          Section 4.05 Vacancies. A vacancy in any office because of death, incapacity, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

          Section 4.06 President. The President shall be the chief executive officer of the Corporation and shall in general supervise and control all of the business and affairs of the Corporation. The President shall preside at all meetings of the stockholders and of the Board of Directors. The President may sign, with the Secretary or any other proper officer of the Corporation thereunto authorized by the Board of Directors, certificates for shares of the Corporation, any deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these By-Laws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed. The President may vote in person or by proxy shares in other corporations standing in the name of this Corporation. The President shall in general perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time.

          Section 4.07 Vice President(s). In the absence of the President, whether due to resignation, incapacity or any other cause, or in the event of the President's death, inability or refusal to act, and if there shall be at least one Vice President, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated by the Board of Directors, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The Vice President shall exercise such powers only so long as the President remains absent or incapacitated, or until the Board of Directors elects a new President. Any Vice President may sign, with the Secretary, an Assistant Secretary, Treasurer or an Assistant Treasurer, certificates for shares of the Corporation; and shall perform such other duties as from time to time may be assigned to him or her by the President or by the Board of Directors.

          Section 4.08 Secretary. The Secretary shall (a) keep the minutes of the proceedings of the stockholders and of the Board of Directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these By-Laws or as required by law; (c) be custodian of the corporate records and of the seal of the Corporation and see that the seal of the Corporation is affixed to all documents the execution of which on behalf of the Corporation under its seal is duly authorized; (d) keep a register of the post office address of each stockholder which shall be furnished to the Secretary by such Stockholder; (e) sign with the President, or a Vice President, certificates for shares of the Corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer books of the Corporation; and (g) in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to the Secretary by the President or by the Board of Directors.

          Section 4.09 Treasurer. The Treasurer shall: (a) have charge and custody of and be responsible for all funds and securities of the Corporation;
(b) receive and give receipts for monies due and payable to the Corporation from any source whatsoever, and deposit all such moneys in the name of the Corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of Article IV of these By-Laws; and
(c) in general perform all the duties incident to the office of Treasurer and such other duties incident to the office of Treasurer and such other duties as from time to time may be assigned to the Treasurer by the President or by the Board of Directors, if required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of the Treasurer's duties in such sum and with such surety or sureties as the Board of Directors shall determine.

          Section 4.10 Salaries. The salaries of the officers shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary by reason of the fact that the officer is also a director of the Corporation and participated in determining and voting upon the salary.

                ARTICLE V  CONTRACTS, LOANS, CHECKS AND DEPOSITS
                ------------------------------------------------

          Section 5.01 Contracts. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

          Section 5.02 Loans. No loans shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

          Section 5.03 Checks, Drafts, etc. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation, shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

          Section 5.04 Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may select.

             ARTICLE VI  CERTIFICATES FOR SHARES AND THEIR TRANSFER
             ------------------------------------------------------

          Section 6.01 Certificates for Shares. Certificates representing shares of the Corporation shall be in such form as shall be determined by the Board of Directors.

          The shares of the Corporation shall be represented by certificates signed by the President or a Vice President, and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer of the Corporation and sealed with the seal of the Corporation. Such seal may be facsimile, engraved or printed it such certificate is countersigned by a transfer agent or registrar other than the Corporation or its employee, any other signature on the certificate may be facsimile, engraved or printed. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Corporation. All certificates surrendered to the Corporation for transfer shall be cancelled, and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in case of a lost, destroyed or mutilated certificate a new one may be issued therefor under such terms as the Board of Directors may prescribe.

          Section 6.02 Transfer of Shares. Transfer of shares of the Corporation shall be made only on the stock transfer books of the Corporation by the holder of record thereof or by his or her legal representative, or by his or her attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes.

                            ARTICLE VII  FISCAL YEAR
                            ------------------------

          The fiscal year of the Corporation shall be as fixed by the Board of Directors from time to time.

                  ARTICLE VII  FINANCIAL INTEREST OF CORPORATE
                  --------------------------------------------
                         OFFICERS; EFFECT ON CONTRACTS
                         -----------------------------

          No contract or transaction between the corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board or committee thereof which authorizes the contract or transaction, or solely because his, her or their votes are counted for such purpose, if:

          (1) The material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or

          (2) The material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

          (3) The contract or transaction is fair as to the Corporation as of the time it is authorized or approved by the Board of Directors, a committee thereof, or the stockholders.

          Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or a committee which authorizes the contract or transactions.

                          ARTICLE IX  WAIVER OF NOTICE
                          ----------------------------

          Whenever any notice is required to be given to any Stockholder or director of the Corporation under the provisions of these By-Laws or of the Certificate of Incorporation or of the Kentucky Business Corporation Act as amended, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

                             ARTICLE X  AMENDMENTS
                             ---------------------

          These By-Laws may be altered, amended or repealed and new By-Laws adopted by action of a majority of the directors at any regular or special meeting of the directors.

          Adopted effective as of January 29, 1997.


                              /s/ Michael A. Falconite
                              __________________________________________
                              Michael A. Falconite
                              President
Attest:

/s/ Kevin S. Pugh
__________________________
Kevin S. Pugh
Secretary